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                                                                  EXHIBIT 21.1

                             SUBSIDIARIES

The following is a list of all the subsidiaries of The Coleman Company, Inc.

                                         JURISDICTION OF           ASSUMED
         NAME                             INCORPORATION             NAME
         ----                            ---------------           -------
Application des Gaz, S.A.                  France

Australian Coleman, Inc.                   Kansas

Bafiges S.A.                               France

Beacon Exports, Inc.                       Kansas

Camping Gaz (Brazil)                       Brasil

Camping Gaz (Gb) Limited                   United Kingdom

Camping Gaz (Hong Kong)                    Hong Kong

Camping Gaz (India) Pvt. Ltd.              India

Camping Gaz (Poland)                       Poland

Camping Gaz AG                             Switzerland

Camping Gaz Cs, Spol. S.r.l.               Czech Republic

Camping Gaz GmbH                           Austria

Camping Gaz International                  Germany

Camping Gaz International Hellas Sarl      Greece

Camping Gaz International (Portugal) Ltda  Portugal

Camping Gaz K.K.                           Japan

Camping Gaz Kft                            Hungary

Camping Gaz Philippines, Inc.              Philippines

Camping Gaz Senegal                        Senegal

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                       SUBSIDIARIES, CONTINUED

                                         JURISDICTION OF           ASSUMED
         NAME                             INCORPORATION             NAME
         ----                            ---------------           -------
Camping Gaz Srl                            Italy

Campiran SA                                Iran

The Canadian Coleman Company, Limited      Ontario (Canada)    La Compagnie
                                                               Canadien Coleman

Coleman Argentina, Inc.                    Delaware

Coleman Belgium N.V.                       Belgium

Coleman do Brasil Ltda.                    Brazil

Coleman Country, Ltd.                      Kansas              Coleman Dubai

Coleman (Deutschland) GmbH                 Germany

Coleman Holland B.V.                       The Netherlands

Coleman Japan Co., Ltd.                    Japan

Coleman Mexico S. A. de C.V.               Mexico

Coleman Powermate Compressors, Inc.        Delaware

Coleman Powermate, Inc.                    Nebraska

Coleman Powermate, Ltd.                    Manitoba (Canada)

Coleman Safety & Security Products, Inc.   Delaware

Coleman SARL                               France

Coleman SARL                               Switzerland

Coleman Spas, Inc.                         California

Coleman SVB S.r.l.                         Italy

Coleman Taymar Limited                     United Kingdom

Coleman U.K. Holdings Limited              United Kingdom

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                          SUBSIDIARIES, CONTINUED

                                         JURISDICTION OF           ASSUMED
         NAME                             INCORPORATION             NAME
         ----                            ---------------           -------
Coleman U.K. PLC                           United Kingdom

Coleman Venture Capital, Inc.              Kansas

Crosman Arms Canada, Ltd.                  Canada

Eastpak Corporation                        Delaware                American
                                                                   Lifestyles
                                                                   Group

Eastpak Manufacturing Corporation          Delaware

Epigas International Limited               United Kingdom

General Archery Industries, Inc.           Arkansas

Jasan Products Ltd.                        Bermuda

Kansas Acquisition Corp.                   Delaware

Neves Caria & Ca Ltda                      Portugal

Nippon Coleman, Inc.                       Kansas

Pearson Holdings, Inc.                     Arkansas

Productos Coleman, S.A.                    Spain

PT Camping Gaz                             Indonesia

River View Corporation of Barling, Inc.    Arkansas

Seatt de Mexico, S.A. de C.V.              Mexico

Sierra Canada, Ltd.                        Ontario (Canada)    Thomas L. Clark
                                                               Manufacturing
                                                               Company
Sierra Corporation of Fort Smith, Inc.     Arkansas

Taymar Gas Limited                         United Kingdom

Tsana Internacional, S.A.                  Costa Rica

Woodcraft Equipment Company                Missouri